As filed with the Securities and Exchange Commission on July 11, 2003 Reg. No.
                                                                   333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    _________________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ___________________________________
                               AMNIS SYSTEMS INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                     94-3402831
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                        identification No.)

                              3450 Hillview Avenue
                           Palo Alto, California 94304
               (Address of principal executive offices) (Zip Code)
                ________________________________________________

                              CONSULTING AGREEMENTS
                              (Full title of plan)
                        ________________________________

                   Scott Mac Caughern, Chief Executive Officer
                              3450 Hillview Avenue
                           Palo Alto, California 94304
                     (Name and address of agent for service)
                                 (650) 855-0200
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                              Proposed maximum     Proposed maximum
----------------------  Amount to be          offering price       Aggregate offering    Amount of
Title of securities     Registered            per share            Price                 Registration fee
to be registered
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock            10,000,000                     $0 .13             $1,300,000          $105.17
($.0001 par value)
----------------------- --------------------- -------------------- --------------------- --------------------

Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rule 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the average of the high and low selling prices per share of Common Stock of Amnis Systems Inc. on July 9, 2003.

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.

     The documents containing the information specified in Item 1 will be sent or given to individual consultants under such agreements between each consultant and the registrant.

Item 2.  Registrant Information and Employee Plan Annual Information.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                   Scott Mac Caughern, Chief Executive Officer
                              3450 Hillview Avenue
                           Palo Alto, California 94304
                                 (650) 855-0200

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed by Amnis Systems Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a) the Company's annual report on Form 10-KSB/A for the fiscal year ended December 31, 2002 and 2001 filed with the SEC on May 20, 2003;

     (b) the Company's quarterly report on form 10-QSB filed pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on May 30, 2003;

     (c) the Registrant's Form SB-2, filed on June 20, 2003 pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock, and

     (d) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of common stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation, as amended, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Delaware law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

     Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

     The Exhibits to this registration statement are listed in the index to Exhibits on page 7.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palo Alto, State of California, on July 10, 2003.

                                     AMNIS SYSTEMS INC.



                              By /s/ Scott Mac Caughern
                                     -------------------------------------------
                                     Scott Mac Caughern, Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                                       Date

/s/Scott Mac Caughern               Chief Executive Officer,           July 11, 2003
Scott Mac Caughern                  Principal  Executive Officer,
                                    and Director

/s/Lawrence L. Bartlett             Chief Financial Officer,           July 11, 2003
Lawrence L. Bartlett                Principal  Financial Officer,
                                    Principal Accounting Officer,
                                    Controller and Director

/s/___________________              Director                           July 11, 2003
Michael Liccardo

                                INDEX TO EXHIBITS



        Exhibit                                                             Sequentially
        NO.                                Description                      Numbered Pages

         4.1      Consulting Agreement entered into between Amnis Systems Inc. and George Furla dated July 1, 2003.

         4.2      Consulting Agreement entered into between Amnis Systems Inc. and Owen Naccarato dated July 1, 2003.

         4.3      Consulting Agreement entered into between Amnis Systems Inc. and Peter Benz dated July 1, 2003.

         4.4      Consulting Agreement entered into between Amnis Systems Inc. and David Mun Gavin dated July 1, 2003.

         5.1      Opinion of Counsel, regarding the legality of the securities registered hereunder.

         23.1     Consent of Stonefield Josephson, Inc.

         23.2     Consent of Counsel (included as part of Exhibit 5.1)

         24.1     Power of Attorney (Contained within Signature Page)